Exhibit 99.1

HEARTLAND EXPRESS ACQUIRES SMITH TRANSPORT, INC. AND RELATED COMPANIES

NORTH LIBERTY, IA – June 1, 2022 – Heartland Express, Inc. (NASDAQ: HTLD) (“Heartland”), one of North America’s largest and most profitable truckload transportation companies, announced today that it has acquired 100% of the equity of dry van truckload carrier Smith Transport, Inc. and related entities (“Smith”), for an aggregate value of approximately $170 million.
Heartland Comments
Michael Gerdin, Chairman, President, and CEO of Heartland Express, commented: “We are proud to welcome the Smith people, customers, and brand to the Heartland Express family. We are extremely happy to bring aboard a company with a rich tradition of trucking for more than forty years. It is truly an honor to have Smith Transport join our team. The Smith companies will continue to operate from Roaring Spring, Pennsylvania, under the leadership of Todd Smith, President, with ongoing support from founder and legend Barry Smith. We were attracted to this opportunity for three main reasons: the safe and experienced professional drivers, the high level of service offered to a blue-chip customer base, and the management depth that demonstrate the ability to continue operating independently and profitably. Our plan is to keep Smith the same company that is attractive to customers, drivers, and other personnel, while using our scale to offer better purchasing, more depth, and advantageous cost savings. Our trucking experience is deep across the board with longtime Heartland employees, the knowledge and experience of our Millis leadership, and now adding the Smith attributes to the team. This makes us even stronger as a combined company. The purchase price was funded with existing cash, and the addition of Smith is expected to be immediately accretive to our earnings per share.”
About Smith
Founded in 1982, Smith Transport is an asset-based truckload carrier headquartered in Roaring Spring, Pennsylvania, with terminal locations in Pennsylvania, Georgia, and Indiana. Smith primarily provides dry van transportation and other specialized services in the eastern United States. Smith’s customer base includes many Fortune 500 companies including expedited transportation integrators, retailers, beverage manufacturers, and home supply companies, several of whom have been customers for over 20 years. Smith operates a fleet of approximately 850 company tractors, with an average age of less than three years, and approximately 2,000 dry van trailers. The modern fleet is not expected to require any out of cycle investment.

Todd Smith, Smith’s President, commented, “As an employee-owned company, our goal was to find the best value and the best home for our people for years to come. We had long thought Heartland was a great fit because their regional presence, respect for professional drivers, and unsurpassed customer service that mirrors our own philosophies. With the ability to pay cash and invest in our headquarters, and the desire for Smith to remain an independent brand operated by the same people, the choice was clear. I’m excited to work with Mike Gerdin and the Heartland team to make this a success for everyone.”

Barry Smith, Smith’s Founder and Chairman Emeritus, commented, “Building Smith Transport has been my life’s work, and I could not have found a better home than Heartland for the Smith family. They offer us long-term stability and the opportunity to grow as part of an industry leader, while retaining our own culture and identity. I look forward to being part of the team to ensure a smooth transition.”
About the Transaction
Heartland acquired 100% of the equity of Smith and related companies for a cash-free, debt-free enterprise value of approximately $170 million. Smith was an S corporation for tax purposes, and the transaction included an election under Section 338(h)(10) of the Internal Revenue Code, resulting in tax deduction benefits over periods of one to fifteen years. The purchase agreement contains customary terms and conditions. The Roaring Spring, Pennsylvania property was acquired from its owners in a separate transaction for $14 million in cash and includes both the trucking terminal and 375,000 square feet of warehouse space that is leased to tenants. The enterprise value for the transaction, including the real estate, reflected approximately 5x estimated run rate adjusted EBITDA and 8x estimated run rate adjusted operating income. (1)
Advisors
Scudder Law Firm, P.C., L.L.O. served as merger and acquisition transaction and legal advisor to Heartland, while Utz & Lattan, LLC served as Heartland’s special ESOP counsel. Smith’s financial advisor was Butcher Joseph & Co. Morgan, Lewis & Bockius LLP served as transaction counsel and McGuireWoods served as special counsel to Smith. Moore & Van Allen PLLC served as counsel to the ESOP trustee.
About Heartland
Heartland Express, Inc. is an irregular route truckload carrier based in North Liberty, Iowa, serving customers with shipping lanes throughout the United States. Heartland focuses on medium to short haul regional freight, offering shippers industry-leading on-time service so they can achieve their strategic goals for their customers. Since its initial public offering in 1986, Heartland has grown from approximately $20 million in revenue to one of North America’s largest, most profitable, and best capitalized truckload carriers. Heartland has been recognized 18 times by Forbes Magazine as one of the Top 200 Best Small Companies in America, 17 times as one of the Best Truckload Carriers in America by Logistics Management Magazine, and as one of America’s Most Trusted Companies by Newsweek Magazine in 2022. More information about Heartland can be found on the company website at www.heartlandexpress.com.
(1)The terms "adjusted operating income" and "adjusted EBITDA", as we define them, are not presented in accordance with GAAP. Our calculation adds back the after-tax impact of intangible asset amortization and certain other unusual items, including, excess gain on sale of equipment due to a strong used equipment market, and a substantial expense accrual for ESOP and other equity-linked compensation plans to reflect the value of the transaction. EBITDA is defined as net income (loss) before interest, income taxes, depreciation, and amortization. These financial measures supplement our GAAP results in evaluating certain aspects of our business, including the transaction. We believe that using these measures improves comparability because they remove the impact of items that, in our opinion, do not reflect core operating performance. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we used internally for purposes of assessing the transaction and Smith’s core operating performance. Adjusted operating income and adjusted EBITDA are not substitutes for their comparable GAAP financial measures, such as EPS, net income, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis. We cannot estimate on a forward-looking basis, the impact of certain income and expense items on run rate adjusted operating income or run rate adjusted EBITDA, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our estimate of these measures.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally may be identified by words such as “anticipates,” “believes,” “estimates,” “plans,” “projects,” “expects,” “hopes,” “intends,” “will,” “could,” “may,” and terms and phrases of similar substance. In this press release, forward-looking statements cover matters such as expected earnings accretion, run rates of operating income and other financial measures, cost savings and other synergies, fleet age, operating plans, and future operations. Forward-looking statements are based upon the current beliefs and expectations of Heartland’s management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by Heartland in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Heartland disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact: Michael Gerdin, Chief Executive Officer, or Chris Strain, Chief Financial Officer – (319) 645-7060